Silicon Valley Financial Services
                        A Division of Silicon Valley Bank
                                3003 Tasman Drive
                              Santa Clara, CA 95054
                       (408) 654-1000 - Fax (408) 980-6410


     This NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT (the "Agreement"), dated as of September 25, 1998, is between Silicon Valley Financial Services, a division of Silicon Valley Bank, ("Buyer") and MICROVISION INC., a Washington corporation, ("Seller"), with its chief executive office at:

          Street Address:     2203 Airport Way South, Suite 100
          City:               Seattle
          County:             King
          State:              Washington
          Zip code:           98134
          Phone:              (206 ) 515-0037

     1. Definitions. In this Agreement:
        -----------

          1.1 "Payment" is when Buyer has received payments equal to the Total Purchased Receivables.

          1.2 "Purchased Receivables" is all accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances other rights to payment and all proceeds arising from the invoices and other agreements on the Schedule. "Purchased Receivables" also includes returned or rejected goods connected with the Purchased Receivables, books and records about the Purchased Receivables or returned or rejected goods; and proceeds from voluntary or involuntary dispositions, including insurance proceeds.

          1.3 "Related Property" is all returned or rejected goods connected with the Purchased Receivables or books and records about the Purchased Receivables or returned or rejected goods; or proceeds from voluntary or involuntary dispositions, including insurance proceeds.

          1.4 "Schedule" is the attached schedule showing the: Purchase Date, Due Date, Total Purchased Receivables, Discount Rate, Purchase Price, Administrative Fee and Interest Reserve amount.

     2. Purchase and Sale of Receivables.
        --------------------------------

          2.1 Sale and Purchase. On the Purchase Date, Seller sells and Buyer buys Seller's right, title, and interest (but none of Sellers obligations) to payment from any person liable on a Purchased Receivable, ("Account Debtors").

     Each purchase and sale is at Buyer's and Seller's discretion. Buyer will not (i) pay Seller an aggregate outstanding amount exceeding Two Million Five Hundred Thousand and No/100*****($2,500,000.00) or (ii) buy any Purchased Receivable after September 24, 1999 (the "Maturity Date"). Each purchase and sale will be on an assignment form acceptable to Buyer.

          2.2 Payment of Purchase Price and Late Payment.
              ------------------------------------------

               (a) Payment of Purchase Price. For each Purchased Receivable, Buyer will pay Seller, on the Purchase Date, the Purchase Price, less the Administrative Fee and legal fees (if any).

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               (b) Late Payment. If Payment is made after the Due Date, as listed on the Schedule, then on the earlier of Payment or 90 [60] days after the scheduled payment date, Seller will also pay Buyer the product of the Discount Rate and the average daily balance of the unpaid Purchased Receivable multiplied by the number of days between the scheduled payment date or the earlier of the date of actual payment or 90 [60] days after the scheduled payment date, divided by 360; provided, however, that with respect to Purchased Receivables as to which payment is to be made directly to Buyer, Seller shall not be liable for making any such payment to Buyer until five (5) business days after receipt by Seller from Buyer of the information reasonably required to calculate the amount thereof.

               (c) Late Payment Reserve. Buyer will maintain a reserve as listed on the Schedule against any late payments on any Purchased Receivables, if any late payment arises out of circumstances that are a breach of Seller's representations. Buyer will retain an amount equal to the product of the Discount Rate and the average daily balance of the unpaid Purchased Receivables multiplied by the number of days between the scheduled payment date or the earlier of the date of actual payment or 90 [60] days after the scheduled payment date, divided by 360 days. If the late payment arises under any other circumstances, Buyer will return the reserve to Seller.


          2.3 Seller may not sell or convey any interest in Related Property without Buyer's prior written consent. Seller will sign UCC financing statements and any other instruments or documents to evidence, perfect or protect Buyer's interests in the Purchased Receivables and Related Property. Seller will deliver to Buyer all original instruments, chattel paper and documents about Purchased Receivables and Related Property.

     3. Collections, Payments and Remittances.
        -------------------------------------

          3.1 Application of Payments. All payments for any Purchased Receivable, received by Seller or Buyer, are Buyer's property.

          3.2 Collection by Buyer. Buyer is appointed Seller's attorney-in-fact and may:

               (a) demand, sue for and receive all payments for the Purchased Receivables; and

               (b) enforce payment of each Purchased Receivable in Seller's name; and

               (c) endorse Seller's name on checks or other instruments; and

               (d) notify Account Debtors of the purchase and sale and require all payments be made directly to Buyer[, provided that Buyer shall use its best efforts contemporaneously to provide Seller a copy of any such notification]; and

               (e) compromise, prosecute or defend any action or claim involving a Purchased Receivable including filing or voting a claim in a bankruptcy case; and

               (f) require Seller, at its expense, to notify the Account Debtors to pay Buyer directly; and

               (g) require Seller reasonably to assist collecting and enforcing claims and execute any documents in connection therewith that Buyer reasonably requests; and

               (h) do anything reasonably necessary or expedient in connection with a Purchased Receivable.

     4. Non-Recourse; Repurchase Obligations.
        ------------------------------------

          4.1 Non-Recourse and Seller's Agreement to Repurchase. Buyer acquires Purchased Receivables without recourse, except Seller will, at Buyer's option, repurchase from Buyer any Purchased Receivable

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for a purchase price equal to the unpaid portion of any Purchased Receivable:

               (a) For which there has been any breach of warranty, representation or covenant in this Agreement; or

               (b) For which the Account Debtor asserts any discount, allowance, return, dispute, defense, right of recoupment, right of return, warranty claim, or short payment.

          4.2 Payment to Buyer. Seller will pay Buyer in immediately available funds.

     5. Representations, Warranties and Covenants.
        -----------------------------------------

          5.1 Purchased Receivables - Warranties, Representations and Covenants. Seller represents, warrants and covenants for each Purchased Receivable:

               (a) It is the owner with legal right to sell, transfer and assign it, subject only to compliance with the Federal Assignment of Claims Act;

               (b) The correct amount is on the Schedule and is not disputed;

               (c) No payment is contingent on any obligation or contract, and it has fulfilled all its obligations as of the Purchase Date;

               (d) It is based on actual sale and delivery of goods and/or services rendered, due no later than its Due Date and owing to Seller, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any liens, security interests and encumbrances;

               (e) There are no defenses, offsets, counterclaims or agreements in which the Account Debtor may claim any deduction or discount;

               (f) It reasonably believes no Account Debtor is insolvent as defined in the United States Bankruptcy Code ("US Code") or the California Uniform Commercial Code ("UCC") and no Account Debtor has filed or had filed against it a voluntary or involuntary petition for relief under the US Code.; and

               (g) No Account Debtor has objected to payment for or the quality or quantity of the subject of the Purchased Receivable.

          5.2 Additional Warranties, Representations and Covenants. Seller represents, warrants and covenants:

               (a) Its name, form of organization, chief executive office, and the place where the records about all Purchased Receivables are kept is shown at the beginning of this Agreement and it will give Buyer at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.

               (b) It has not filed a voluntary petition or had filed against it an involuntary petition under the US Code and does not anticipate any filing.

               (c) If Payment of any Purchased Receivable does not occur by its Due Date then, upon Buyer's request, Seller will provide a written report, within 10 days, of the reasons for the delay.

               (d) While any Purchased Receivable is outstanding, Seller will give Buyer copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 days of its filing with the Securities and Exchange Commission.

         6. Adjustments. If any Account Debtor asserts to Seller a discount, allowance, return, offset, defense, warranty claim, or the like (an "Adjustment") Seller will promptly advise Buyer and, with Buyer's approval, resolve the

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dispute. Seller will resell any rejected, returned, or recovered personal property for Buyer, at Seller's expense, with the proceeds payable to Buyer. While Seller has returned goods that are Buyer's property, Seller will segregate and mark them "property of Silicon Valley Financial Services." Buyer owns the Purchased Receivables and until Payment has the right to take possession of any rejected, returned, or recovered personal property.

     7. Indemnification.
        ---------------

               (a) If any Account Debtor is released from any payment obligation for any Purchased Receivable because of: (i) Seller's act or omission; or (ii) any of the documentation about the Purchased Receivables which results in termination of any part of the Account Debtor's obligation for the Purchased Receivables, then Seller will pay Buyer the lesser of the amount of the Purchased Receivable not payable or the unpaid portion of the Purchased Receivable.

               (b) Seller indemnifies and holds Buyer harmless from any taxes from this transaction (except Buyer's income taxes) and costs, expenses and reasonable attorney fees if Buyer promptly notifies it of any taxes of which Buyer has notice.

     8. Repurchase Events. Any of the following is an Event of Repurchase:
        -----------------

               (a) Seller fails to pay Buyer any amount when due under Section 2.2(b), 4.1, 7, 9 or 10 and such amount is not paid within five (5) business days of written demand therefor by Buyer (including, and not in addition to, any notice given under the applicable Section);

               [(b) An involuntary lien, garnishment, attachment or the like is issued against or attaches to the Purchased Receivables or Related Property;] and

               (c) Seller breaches a material covenant, agreement, warranty, or representation in this Agreement and the breach is not cured to Buyer's reasonable satisfaction within 10 days after Buyer gives Seller oral or written notice thereof [, provided, however, that any such oral notice shall promptly be followed by a written notice]. A breach that cannot be cured is an immediate default.

     9. Repurchase Option. When an Event of Repurchase occurs Buyer shall have a right to require Seller [, on ten (10) days' written notice,] to repurchase all of the affected Purchased Receivables for a purchase price equal to the amount(s) specified in Section 4.1. [Upon the occurrence of an Event of Repurchase of the type specified in (i) Section 8(a), or (ii) Section 8(c) affecting all or substantially all of the Purchased Receivables,] Buyer shall also have all rights and remedies under this Agreement and the law, including those of a secured party under the UCC, and the right to collect, dispose of, sell, lease or use all Purchased Receivables and Related Property.

     10. Fees, Costs and Expenses. Immediately on demand Seller will pay all reasonable fees, costs and expenses (including attorney and professional fees) that Buyer incurs from (a) preparing, negotiating, administering and enforcing this Agreement or any other agreement, including amendments, waivers or consents, (b) litigation or disputes relating to the Purchased Receivables [(but only to the extent that such fees, costs and expenses arise out of or relate to a breach of Seller's representations and warranties in Section 5 or Seller's acts or omissions)], the Related Property, this Agreement or any other agreement, (c) enforcing rights against Seller, (d) protecting or enforcing its title to the Purchased Receivables or its security interest in the Related Property, (e) collecting any amounts due from Seller or for a Purchased Receivable under a breach of Seller's representation, warranty or covenant and
(f) any bankruptcy case or insolvency proceeding involving Seller[; provided, however, that in the case of fees, costs and expenses arising in or relating to a litigation or dispute between Buyer and Seller, Seller will only be liable for payment to the extent Buyer is the substantially prevailing party therein]. Reimbursement for fees, costs, and expenses through the initial Purchase Date will be limited to Three Thousand Five Hundred and No/100****($3,500.00).

     11. Choice of Law, Venue and Jury Trial Waiver. California law governs this Agreement. Seller and Buyer each submit to the exclusive jurisdiction of the State and Federal courts in King County, Washington.

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SELLER AND BUYER EACH WAIVE ITS RIGHT TO A JURY TRIAL FROM ANY CAUSE OF ACTION
RELATED TO AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY OR OTHER CLAIM. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12. Notices. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses below:

     Seller:   MICROVISION INC.
               2203 Airport Way South, Suite 100
               Seattle, WA 98134
               Attn: Chief Financial Officer
               FAX: (206 )623-5961

     Buyer:    Silicon Valley Financial Services, A Division of
               Silicon Valley Bank
               3003 Tasman Drive/NC 481
               Santa Clara, CA 95054
               Attn: Credit Manager
               FAX: (408) 980-6410

     A party may change notice address by written notice to the other party.

     13. General Provisions.
         ------------------

          13.1 Successors and Assigns. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Seller may not assign this Agreement or any rights under it without Buyer's prior written consent which may be granted or withheld in Buyer's discretion. Buyer may, without the consent of or notice to Seller, sell, transfer, or grant participation in any part of Buyer's obligations, rights or benefits under this Agreement.

          13.2 Indemnification. Seller will indemnify, defend and hold harmless Buyer and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Borrower from or consequential to transactions between Buyer and Seller (including reasonable attorneys fees and expenses), except in either such case for losses caused by Buyer's gross negligence or willful misconduct.

          13.3 Time of Essence. Time is of the essence for performance of all obligations in this Agreement.

          13.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

          13.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

          13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

          13.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Purchased Receivable amount remains outstanding. Seller's indemnification obligations survive until all statutes of limitations for actions that may be brought against Buyer have run.

          13.8 Confidential Information. Buyer will use the same degree of care in handling Seller's

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confidential information that it uses for its own proprietary information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Seller, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either:
(a) in the public domain or in Buyer's possession when disclosed, or becomes part of the public domain after disclosure to Buyer; or (b) disclosed to Buyer by a third party, if Buyer does not know that the third party is prohibited from disclosing the information.

     14. Bracketed Terms. All terms of this Agreement and the Schedule that are set forth in bold face and brackets (e.g., "[, on ten (10) days' written notice,]") are under review by Buyer and, except for Section 8(b), shall not be deemed to be a part of this Agreement. Buyer covenants to amend and restate this Agreement and the Schedule to include all or as many of such terms (and to delete Section 8(b)) as it determines, upon the conclusion of its review process and in its sole good faith discretion, are acceptable. Seller acknowledges that such covenant of Buyer shall not be subject to specific performance and that Buyer has no obligation to accept any of such terms (or to delete Section 8(b)).


SELLER:        MICROVISION INC.,
               a Washington corporation


By ______________________________

Title _____________________________


BUYER:         SILICON VALLEY FINANCIAL SERVICES
               A division of Silicon Valley Bank



By ______________________________

Title _____________________________


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